                                SUBSIDIARIES OF
                      EXECUTONE INFORMATION SYSTEMS, INC.

                                                               JURISDICTION OF        %
                            Name                                INCORPORATION     OWNERSHIP       BUSINESS
- ------------------------------------------------------------   ---------------    ---------    ---------------

Blaser Industries, Inc.                                        California         80.5%       Inactive

INFOSTAR Technologies, Inc.                                    Virginia           100%        Inactive

Executone Network                                              Virginia           100%        Sale of Network
Services, Inc.

Executone Europe, Ltd.                                         United Kingdom     100%        Marketing in
                                                                                              Eurpoe

Executone Systems Canada, Inc.                                 Canada             100%        Marketing in Canada

Unistar Gaming Corporation                                     Delaware           100%        National Indian
                                                                                              Telephone
                                                                                              Lottery System

Unistar Entertainment, Inc.                                    Colorado           100%        National Indian
                                                                                              Telephone
                                                                                              Lottery System

Lottery Satellite Network, Inc.                                Colorado           100%        National Indian
                                                                                              Telephone
                                                                                              Lottery System